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                                                                    Exhibit 4.13


                                  TEXTRON INC.

                              OFFICERS' CERTIFICATE
                    Pursuant to Section 3.1 of the Indenture


              Textron Inc., a Delaware corporation ("Textron"), hereby certifies, through its Vice President and Treasurer, Mary F. Lovejoy, and its Assistant Secretary, Ann T. Willaman, pursuant to Section 3.1 of the Indenture dated as of September 10, 1999, between Textron and The Bank of New York, as Trustee (the "Indenture"), as follows:

1. Pursuant to authority granted by Textron's Board of Directors to the Finance Committee of the Board of Directors on May 26, 1999, the delegation of such authority by unanimous written consent of the Finance Committee of the Board of Directors on July 1, 1999 to the Vice President and Treasurer of Textron and the written action of Mary F. Lovejoy, Vice President and Treasurer of Textron, dated July 22, 2003, Textron has created a series of senior debt securities of Textron, designated as the 4 1/2% Notes due August 1, 2010 (the "Notes"), to be issued under the Indenture, and authorized the sale of up to $250,000,000 aggregate principal amount of the Notes.

2. The terms of the Notes as authorized and determined by written action of Mary F. Lovejoy, Vice President and Treasurer of Textron, dated July 22, 2003, are as follows:

              (a)    The title of the Notes shall be 4 1/2% Notes due August 1,
                     2010.

              (b)    The Notes shall be issued under the Indenture.

              (c) The principal of the Notes shall be payable on August 1, 2010 ("Maturity") in United States dollars.

              (d) Subject to the paragraph (n) hereof, the Notes shall bear interest at an annual rate of 4 1/2% from July 25, 2003, payable semiannually in arrears on February 1 and August 1 of each year (the "Interest Payment Dates"), commencing February 1, 2004 until the principal of the Notes is paid or made available for payment. Interest on the Notes shall accrue from July 25, 2003. The interest so payable shall be paid to the persons in whose name the Notes are registered at the close of business on January 15 or July 15 (whether or not a business day) next preceding such February 1 or August 1, respectively (the "Regular Record Dates"). Interest shall be paid in United States dollars.

              (e) The Notes shall be issued in denominations of $1,000 and integral multiples of $1,000 in United States dollars.

              (f) Payment of the principal of and premium, if any, and interest on the Notes shall be made at the principal corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, New York, presently located at 101 Barclay St., New York, New York 10286; provided that, at


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                     the option of Textron, payment of interest may be made by
                     check mailed to the address of the person entitled thereto as such address shall appear in the register for the Notes.

              (g) The Notes shall be redeemable, at the option of Textron, in whole or in part on any date prior to Maturity (the "Redemption Date") at the Redemption Price (as defined herein), plus accrued and unpaid interest on such Notes up to, but not including, the Redemption Date. For all purposes hereof:

                     "Adjusted Treasury Rate" means, with respect to the redemption of Notes on a Redemption Date, the annual rate equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

                     "Comparable Treasury Issue" means, with respect to the redemption of Notes on a Redemption Date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

                     "Comparable Treasury Price" means, with respect to the redemption of Notes on a Redemption Date:

                            (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or

                            (b) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

                     "Primary Treasury Dealer" means a primary U.S. Government securities dealer in New York City.

                     "Quotation Agent" means the Reference Treasury Dealer appointed by Textron as quotation agent.

                     "Redemption Price" means the greater of: (a) 100% of the principal amount of Notes to be redeemed and (b) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal of such Notes and interest on such Notes that would be due after the Redemption Date but for such redemption (not including any portion of such interest payments accrued as of the Redemption Date)


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                     discounted to the Redemption Date on a semi-annual basis
                     (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 20 basis points.

                     "Reference Treasury Dealer" means each of (a) J.P. Morgan Securities Inc., UBS Securities LLC and their successors; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, Textron shall substitute another Primary Treasury Dealer and (b) any other Primary Treasury Dealers selected by Textron.

                     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the redemption of Notes on a Redemption Date, the average, as determined by Textron, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) which such Reference Treasury Dealer quotes in writing to the Trustee at 5:00 p.m., New York City time, on the third business day before such Redemption Date.

              (h) The notice of redemption of the Notes may summarize the method by which the Redemption Price will be determined rather than state the actual dollar amount.

              (i) The Notes shall not be subject to any optional or mandatory sinking fund.

              (j) The Notes shall be issued only in registered form without coupons.

              (k) The Notes shall be issuable in definitive form as prescribed by the Indenture.

              (l) The Notes shall be represented by one or more Global Securities (as defined in the Indenture) in the form attached as Exhibit A.

              (m) Textron will not pay additional amounts on the Notes held by a Person (as defined in the Indenture) who is not a United States Person in respect of any tax, assessment or governmental charge withheld or deducted.

              (n) Without notice to or consent of any holder of Notes, Textron may, from time to time and at any time, issue and sell additional Notes of the same series and with the same terms and conditions as set forth above (or the same terms and conditions except for the payment of interest accruing prior to the issue date of the additional Notes or except for the first payment of interest following the issue date of the additional Notes).

              (o) The Trustee shall be the registrar and transfer agent for the Notes and the paying agent of Textron for the payment of principal of and interest on the Notes; the Trustee shall select an Authenticating Agent (as defined in the Indenture); and the register for the Notes shall be kept, and notices and demands to or upon Textron in respect of the Notes and the Indenture may


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                     be served, at the principal corporate trust office of the
                     Trustee in the Borough of Manhattan, The City of New York, New York.

              Terms capitalized herein and not otherwise defined shall have the meanings assigned to them in the Indenture.

              IN WITNESS WHEREOF, Textron Inc., through the undersigned officer, signed this certificate and affixed the corporate seal of Textron Inc.


Dated:  July 25, 2003


                                            TEXTRON INC.

                                            /s/ Mary F. Lovejoy
                                            ------------------------------------
                                            Name: Mary F. Lovejoy
                                            Title: Vice President and Treasurer


                                            /s/ Ann T. Willaman
                                            ------------------------------------
                                            Name: Ann T. Willaman
                                            Title: Assistant Secretary